UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): June 9, 2022

Astria Therapeutics, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-37467	26-3687168
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

100 High Street, 28th Floor
Boston, Massachusetts	02110
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (617) 349-1971

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	ATXS	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company               ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.       ☐

Item 5.07.	Submission of Matters to a Vote of Security Holders.

On June 9, 2022, Astria Therapeutics, Inc. (the “Company”) held its annual meeting of stockholders (the “Annual Meeting”). The following is a summary of the matters voted on at the Annual Meeting.

a)	Proposal 1. The stockholders of the Company elected Jill C. Milne, Fred Callori and Michael Kishbauch as Class I directors to the Company’s Board of Directors, each to serve for a three-year term expiring at the annual meeting of stockholders to be held in 2025. The results of the stockholders’ vote with respect to the election of Class I directors were as follows:

Name	Votes For	Votes Withheld	Broker Non- Votes	Votes Abstaining
Jill C. Milne	8,688,988	450,686	1,427,038	—
Fred Callori	8,686,030	453,644	1,427,038	—
Michael Kishbauch	8,667,716	471,958	1,427,038	—

b)	Proposal 2. The stockholders of the Company ratified the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2022. The results of the stockholders’ vote with respect to the ratification of such appointment were as follows:

Votes For	Votes Against	Broker Non-Votes	Votes Abstaining
10,547,051	17,840	—	1,821

c)	Proposal 3. The stockholders of the Company approved, on an advisory basis, the compensation of the Company’s named executive officers. The results of the stockholders’ vote with respect to the advisory vote on executive compensation were as follows:

Votes For	Votes Against	Broker Non-Votes	Votes Abstaining
9,099,838	35,437	1,427,038	4,399

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ASTRIA THERAPEUTICS, INC.

Date: June 9, 2022	By:	/s/ Ben Harshbarger
Ben Harshbarger
Chief Legal Officer